                                   EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
General Securities, Incorporated

We consent to the use of our report dated January 18, 2002 included herein, and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISORY AND OTHER SERVICES - Independent Auditors" in Part B of the Registration Statement.

                                  /s/ KPMG LLP

Minneapolis, Minnesota
January 29, 2002